Exhibit 24(b)4(d)

Contract Number: CONTRACT

AMENDATORY AGREEMENT

This contract is amended as described below. These amendments apply in lieu of any contract provisions to the contrary.

Tables of Guaranteed Minimum Payments for Optional Plans of Settlement

The provision entitled Optional Plans of Settlement describes the basis for calculating guaranteed minimum payments for Options 3, 4 and 5. Guaranteed minimum payments are shown in the table below for Option 3. Guaranteed minimum payments at selected ages, guaranteed periods and years of settlement are shown in the tables below for Options 4 and 5. Rates not shown will be provided upon request.

OPTION 3

Guaranteed Monthly Payments for Each $1,000 of Proceeds

Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment	Years Payable	Monthly Payment
5	17.28	10	8.96	15	6.19	20	4.81	25	3.98
6	14.50	11	8.20	16	5.84	21	4.61	26	3.86
7	12.52	12	7.57	17	5.54	22	4.43	27	3.74
8	11.04	13	7.04	18	5.27	23	4.27	28	3.63
9	9.88	14	6.59	19	5.03	24	4.12	29	3.53
								30	3.44
	Annual, Semiannual or Quarterly payments are 11.918, 5.981 and 2.996 respectively, times the Monthly payments.

OPTION 4

Male Annuitant - Monthly Life Income

Guaranteed Monthly Life Income for Each $1,000 of Proceeds
Adjusted	Payments	Payments	Adjusted	Payments	Payments	Adjusted	Payments	Payments
Age of	Guaranteed	Guaranteed	Age of	Guaranteed	Guaranteed	Age of	Guaranteed	Guaranteed
Annuitant	for	for	Annuitant	for	for	Annuitant	for	for
on Date of	10 years	20 years	on Date of	10 years	20 years	on Date of	10 years	20 years
Settlement			Settlement			Settlement
40 45 50 55	3.23 3.47 3.76 4.13	3.20 3.41 3.67 3.96	65 66 67 68 69	5.21 5.35 5.49 5.64 5.80	4.62 4.69 4.75 4.81 4.86	75 76 77 78 79	6.82 7.00 7.18 7.35 7.53	5.11 5.14 5.17 5.19 5.20
60 61 62 63 64	4.60 4.71 4.83 4.95 5.08	4.29 4.36 4.43 4.49 4.56	70 71 72 73 74	5.96 6.12 6.29 6.47 6.64	4.91 4.96 5.00 5.04 5.08	80 85 90 95	7.70 8.45 8.97 9.27	5.22 5.26 5.27 5.27

ICC16 WM-RT-FPVA-Amend	@RT#IC

Contract Number: CONTRACT

AMENDATORY AGREEMENT	(continued)

OPTION 4

Female Annuitant - Monthly Life Income

Guaranteed Monthly Life Income for Each $1,000 of Proceeds
Adjusted	Payments	Payments	Adjusted	Payments	Payments	Adjusted	Payments	Payments
Age of	Guaranteed	Guaranteed	Age of	Guaranteed	Guaranteed	Age of	Guaranteed	Guaranteed
Annuitant	for	for	Annuitant	for	for	Annuitant	for	for
on Date of	10 years	20 years	on Date of	10 years	20 years	on Date of	10 years	20 years
Settlement			Settlement			Settlement
40 45 50 55	3.07 3.27 3.52 3.84	3.06 3.25 3.48 3.75	65 66 67 68 69	4.80 4.93 5.06 5.20 5.35	4.45 4.52 4.59 4.66 4.73	75 76 77 78 79	6.41 6.60 6.80 7.01 7.21	5.06 5.10 5.13 5.16 5.18
60 61 62 63 64	4.26 4.35 4.46 4.56 4.68	4.08 4.15 4.23 4.30 4.37	70 71 72 73 74	5.51 5.67 5.85 6.03 6.21	4.80 4.86 4.92 4.97 5.02	80 85 90 95	7.41 8.31 8.92 9.24	5.20 5.26 5.27 5.27

OPTION 5

Male and Female Annuitants - Monthly Life Income

Guaranteed Monthly Life Income for Each $1,000 of Proceeds
Adjusted Age of Male Annuitant on Date of Settlement	Payments Guaranteed for 10 Years				Payments Guaranteed for 20 Years
	Adjusted Age of Female Annuitant on Date of Settlement				Adjusted Age of Female Annuitant on Date of Settlement
	60	65	70	75	60	65	70	75
60	3.83	4.04	4.23	4.39	3.80	3.99	4.14	4.23
65	3.97	4.27	4.56	4.81	3.92	4.17	4.39	4.53
70	4.08	4.46	4.86	5.25	4.01	4.31	4.58	4.77
75	4.16	4.60	5.12	5.66	4.05	4.39	4.71	4.94
Rates not shown will be calculated on the same basis as the above rates and will be provided upon request.

Signed for Thrivent Financial for Lutherans
President

Secretary

ICC16 WM-RT-FPVA-Amend